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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form F-3 No. 333-130332) and related prospectus of Genesys S.A. and to the incorporation by reference therein of our report dated May 2, 2005, with respect to the consolidated financial statements of Genesys S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities Exchange Commission.

Paris-La Défense
January 30, 2006

ERNST & YOUNG AUDIT

Represented by
Christine Blanc-Patin

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Consent of Independent Registered Public Accounting Firm